As filed with the Securities and Exchange Commission on November 23, 2016                    Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLD RESERVE INC.

(Exact name of registrant as specified in its charter)

Alberta, Canada (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)
926 West Sprague Avenue Suite 200 Spokane, Washington (Address of Principal Executive Offices)	99201 (Zip Code)

GOLD RESERVE INC.  2012 EQUITY INCENTIVE PLAN

(Full title of the plan)

Rockne J. Timm

926 West Sprague Avenue, Suite 200

Spokane, Washington 99201

(509) 623-1500

(Name, address and telephone number,

including area code, of agent for service)

Copy to:

Jonathan B. Newton

Baker & McKenzie LLP

Bank of America Center

700 Louisiana, Suite 3000

Houston, Texas 77002

(713) 427-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Shares, no par value	1,200,000 Shares	$4.17	$5,004,000	$579.96

(1)   Class A Common Shares, no par value per share (the “Class A Common Shares”), of Gold Reserve Inc. being registered hereby related to the Gold Reserve Inc. 2012 Equity Incentive Plan.  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminable number of additional Class A Common Shares as may be offered or issued to prevent dilution as a result of any stock dividend, stock split, recapitalization, or other similar transaction.

(2)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act, based upon the U.S. dollar equivalent of the average of the high and low sales prices of the Class A Common Shares as reported on the TSX Venture Exchange on November 22, 2016. Based on an exchange rate of one Canadian dollar to $0.7434 U.S. dollars.

IMPORTANT NOTICE

                THESE Securities are being offered to investors in the United States of America, other than in the states of Montana, New Hampshire and North Dakota.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 (“Registration Statement”) is being filed by Gold Reserve Inc. (the “Company”) for the purpose of registering an additional 1,200,000 Class A Common Shares for issuance under the Gold Reserve Inc. 2012 Equity Incentive Plan, as amended (the “Plan”). Pursuant to General Instruction E to Form S-8, the contents of the Company's Form S-8 Registration Statement previously filed with the Securities and Exchange Commission (the “Commission”) with respect to the Plan on May 13, 2013 and July 7, 2014 (Reg. Nos. 333-188574 and 333-197282) are herein incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to the participants in the Plan as specified by Rule 428(b)(1) of the Securities Act.  In accordance with the instructions to Part I of this Registration Statement on Form S-8, such documents will not be filed with the Commission. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement on Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

                                     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are hereby incorporated by reference into this Registration Statement on Form S-8:

•         The Company’s Annual Report on Form 40-F, for the Company’s fiscal year ended December 31, 2015, filed with the Commission on April 20, 2016;

•         The description of Capital Stock set forth in the Company’s report on Form 6-K filed with the Commission on September 19, 2014; and

•         All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (except that any portions thereof which are furnished and not filed shall not be deemed incorporated) since the end of the fiscal year covered by the Form 40-F mentioned above.

All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (except that any portions thereof which are furnished and not filed shall not be deemed incorporated), prior to the filing of a post‑effective amendment to this Registration Statement on Form S-8 which indicates that all securities offered hereunder have been sold or which deregisters all Class A Common Shares then remaining unsold, shall be deemed to be incorporated by herein by reference and to be a part hereof from the date of filing of such documents. To the extent designated therein, any reports on Form 6-K furnished to the Commission shall be deemed to be incorporated by reference in this Registration Statement from the date that such reports are furnished to the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits.

The following are filed as exhibits to this Registration Statement:

Exhibit Number	Description
4.1	Articles of Continuance (which are deemed to be the Articles of Incorporation of the Company upon the Continuance under the Business Corporations Act (Alberta), filed with the Commission on Form 6-

K (File No. 001-31819) on September 19, 2014.
4.2	By-law No. 1, filed with the Commission on Form 6-K (File No. 001-31819) on September 19, 2014.
4.3

Indenture, dated May 18, 2007, by and among Gold Reserve Inc., and The Bank of New York Mellon, as successor in interest to The Bank of New York, as Trustee and the Co-Trustee named therein, incorporated by reference to Exhibit 7.1 to Gold Reserve’s Registration Statement on Form F-10 (File No. 333-142944) filed with the Commission on May 14, 2007.

4.4

First Supplemental Indenture, dated as of December 4, 2012, among Gold Reserve Inc., U.S. Bank National Association, as Trustee, and Computershare Trust Company of Canada, as Co-Trustee filed with the Commission on Form 6-K (File No. 001-31819) on December 6, 2012.

4.5

Second Supplemental Indenture, dated as of June 18, 2014, among Gold Reserve Inc., U.S. Bank National Association, as Trustee, and Computershare Trust Company of Canada, as Co-Trustee filed with the Commission on Form 6-K (File No. 001-31819) on June 20, 2014.

4.6

Third Supplemental Indenture, dated as of September 24, 2014, among Gold Reserve Inc., U.S. Bank National Association, as Trustee, and Computershare Trust Company of Canada, as Co-Trustee filed with the Commission on Form 6-K (File No. 001-31819) on September 25, 2014.

4.7

Fourth Supplemental Indenture, dated as of November 30, 2015, among Gold Reserve Inc., U.S. Bank National Association, as Trustee, and Computershare Trust Company of Canada, as Co-Trustee filed with the Commission  on Form 6-K (File No. 001-31819) on December 2, 2015.

4.8	Form of Certificate for the Class A Common Shares, filed with the Commission on Form 6-K (File No. 001-31819) on September 19, 2014.
4.9*	Gold Reserve Inc. amended and restated 2012 Equity Incentive Plan approved by the Board of Directors on September 19, 2016.
4.10

Form of Notice of Grant of Stock Options and Option Agreement under the Gold Reserve Inc. 2012 Equity Incentive Plan incorporated by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-8 (Registration No. 333-188574) filed with the Commission on May 13, 2013.

5.1*	Opinion of Norton Rose Fulbright Canada LLP
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Opinion of Norton Rose Fulbright Canada LLP (incorporated by reference to Exhibit 5.1 to this Registration Statement)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)

_______________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on November 23, 2016.

                                                                                                                        GOLD RESERVE INC.

By:   /s/ Rockne J. Timm

ROCKNE J. TIMM

Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rockne J. Timm and Robert A. McGuinness, and each of them with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or supplements (including any and all prospectus supplements, stickers and pre- and post-effective amendments) to this Registration Statement and any additional registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and any other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Rockne J. Timm ROCKNE J. TIMM	Chief Executive Officer (Principal Executive Officer) and Director	November 23, 2016
/s/ Robert A. McGuinness ROBERT A. MCGUINNESS	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	November 23, 2016
/s/ A. Douglas Belanger A. DOUGLAS BELANGER	President and Director	November 23, 2016
/s/ James H. Coleman JAMES H. COLEMAN	Non-Executive Chairman and Director	November 23, 2016
/s/ James P. Geyer JAMES P. GEYER	Director	November 23, 2016
/s/ Patrick D. McChesney PATRICK D. MCCHESNEY	Director	November 23, 2016
/s/ Kenneth I. Juster KENNETH I. JUSTER	Director	November 23, 2016
/s/ Jean Charles Potvin JEAN CHARLES POTVIN	Director	November 23, 2016
Gold Reserve Inc. /s/ Mary E. Smith MARY E. SMITH Vice President - Administration and Secretary	Authorized Representative in the United States	November 23, 2016

EXHIBIT LIST

Exhibit Number	Description
4.1

Articles of Continuance (which are deemed to be the Articles of Incorporation of the Company upon the Continuance under the ABCA), filed with the Commission on Form 6-K (File No. 001-31819) on September 19, 2014.

4.2	By-law No. 1, filed with the Commission on Form 6-K (File No. 001-31819) on September 19, 2014.
4.3

Indenture, dated May 18, 2007, by and among Gold Reserve Inc., and The Bank of New York Mellon, as successor in interest to The Bank of New York, as Trustee and the Co-Trustee named therein, incorporated by reference to Exhibit 7.1 to Gold Reserve’s Registration Statement on Form F-10 (File No. 333-142944) filed with the Commission on May 14, 2007.

4.4

First Supplemental Indenture, dated as of December 4, 2012, among Gold Reserve Inc., U.S. Bank National Association, as Trustee, and Computershare Trust Company of Canada, as Co-Trustee filed with the Commission on Form 6-K (File No. 001-31819) on December 6, 2012.

4.5

Second Supplemental Indenture, dated as of June 18, 2014, among Gold Reserve Inc., U.S. Bank National Association, as Trustee, and Computershare Trust Company of Canada, as Co-Trustee filed with the Commission on Form 6-K (File No. 001-31819) on June 20, 2014.

4.6

Third Supplemental Indenture, dated as of September 24, 2014, among Gold Reserve Inc., U.S. Bank National Association, as Trustee, and Computershare Trust Company of Canada, as Co-Trustee filed with the Commission on Form 6-K (File No. 001-31819) on September 25, 2014.

4.7

Fourth Supplemental Indenture, dated as of November 30, 2015, among Gold Reserve Inc., U.S. Bank National Association, as Trustee, and Computershare Trust Company of Canada, as Co-Trustee filed with the Commission on Form 6-K (File No. 001-31819) on December 2, 2015.

4.8	Form of Certificate for the Class A Common Shares, filed with the Commission on Form 6-K (File No. 001-31819) on September 19, 2014.
4.9*	Gold Reserve Inc. amended and restated 2012 Equity Incentive Plan approved by the Board of Directors on September 19, 2016.
4.10

Form of Notice of Grant of Stock Options and Option Agreement under the Gold Reserve Inc. 2012 Equity Incentive Plan incorporated by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-8 (Registration No. 333-188574) filed with the Commission on May 13, 2013.

5.1*	Opinion of Norton Rose Fulbright Canada LLP
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Opinion of Norton Rose Fulbright Canada LLP (incorporated by reference to Exhibit 5.1 to this Registration Statement)

_______________

* Filed herewith.